UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TWMC	NASDAQ Stock Market (Common Shares)

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Loan and Security Agreement

On March 30, 2020, Trans World Entertainment Corporation (the “Company”) and Etailz Inc. (“etailz,” and together with the Company, the “Loan Parties”), a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 1 to Loan and Security Agreement (the “Amendment”) with Encina Business Credit, LLC (“Encina”), as administrative agent, and the lenders party thereto pursuant to which the parties thereto amended the Loan and Security Agreement (the “Existing Loan Agreement”, and as amended pursuant to the Amendment, the “Amended Loan Agreement”), dated as of February 20, 2020, between etailz, Encina and the lenders party thereto.

Pursuant to the Amendment, among other things, (i) the Company was added as “Parent” under, and as defined in, the Amended Loan Agreement, (ii) the Company granted a first priority security interest in substantially all of the assets of the Company, including inventory, accounts receivable, cash and cash equivalents and certain other collateral, and (iii) the Existing Loan Agreement was amended to (a) permit the incurrence of certain subordinated indebtedness under the Subordinated Loan Agreement (as defined below) and (b) limit the Company’s ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets.

The Loan Parties paid certain customary fees and expenses in connection with Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Subordinated Loan and Security Agreement

On March 30, 2020, the Loan Parties entered into a Subordinated Loan and Security Agreement (the “Subordinated Loan Agreement”) with the lenders party thereto from time to time (the “Lenders”) and TWEC Loan Collateral Agent, LLC (“Collateral Agent”), as collateral agent for the Lenders, pursuant to which the Lenders made a $5,224,800.00 secured term loan (the “Subordinated Loan”) to etailz with a scheduled maturity date of May 22, 2023.

Interest on the Subordinated Loan accrues, subject to certain terms and conditions under the Subordinated Loan Agreement, at the rate of twelve percent (12.0%) per annum, compounded on the last day of each calendar quarter by becoming a part of the principal amount of the Subordinated Loan.

The Subordinated Loan is secured by a second priority security interest in substantially all of the assets of the Loan Parties, including inventory, accounts receivable, cash and cash equivalents and certain other collateral of the borrowers and guarantors under the Subordinated Loan Agreement (collectively, the “Second Lien Credit Facility Parties”).  The Company will provide a limited guarantee of etailz’s obligations under the Subordinated Loan.

Among other things, the Subordinated Loan Agreement limits the Loan Parties’ ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets.

The Subordinated Loan Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other obligations, customary ERISA defaults, certain events of bankruptcy and insolvency, judgment defaults, the invalidity of liens on collateral, change in control, cessation of business or the liquidation of material assets of the Second Lien Credit Facility Parties taken as a whole and the occurrence of an uninsured loss to a material portion of collateral.

The proceeds from the Subordinated Loan will be used by etailz to repay a portion of certain intercompany indebtedness owing to the Company and to pay certain transaction expenses.

The Loan Parties paid certain customary fees and expenses in connection with the Subordinated Loan.

The foregoing description of the Subordinated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Subordinated Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Common Stock Purchase Warrants

On March 30, 2020, the Company entered into Common Stock Purchase Warrants (the “Warrants”) with each of the Lenders under the Subordinated Loan Agreement pursuant to which the Company issued to such Lenders, in the aggregate, warrants to purchase up to 244,532 shares of common stock of the Company (subject to adjustment in accordance with the terms of the Warrants, the “Warrant Shares”) at an exercise price of $0.01 per share.  The Warrants are exercisable during the period commencing on March 30, 2020 and ending on the earlier of (a) 5:00 p.m. Eastern Standard Time on the five (5)-year anniversary thereof, or if such day is not a business day on the next succeeding business day, or (b) the occurrence of certain consolidations, mergers or similar extraordinary events involving the Company.

The Warrants provide for certain adjustments that may be made to the number of Warrant Shares issuable upon exercise due to customary anti-dilution provisions based on future corporate events.  In addition, in connection with certain consolidations, mergers or similar extraordinary events involving the Company, immediately prior to any such event, each Warrant will be automatically converted into the right to receive the number of shares of common stock of the Company for which such Warrant is exercisable at such time.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants, copies of which are attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

On March 30, 2020, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with the Lenders under the Subordinated Loan Agreement, pursuant to which the Lenders received contingent value rights (“CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 19.9% of the proceeds received by the Company in respect of certain intercompany indebtedness owing to it by etailz and/or its equity interest in etailz.

The CVRs terminate upon the earlier to occur of (i) certain consolidations, mergers or similar extraordinary events involving etailz (and, if applicable, the making of a cash payment by the Company to the Lenders pursuant to the CVR Agreement in connection therewith) and (ii) March 30, 2030.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by certificates or any other instruments and will not be registered with the Securities and Exchange Commission.  The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company.  No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

On March 30, 2020, the Company, the Lenders, the Robert J. Higgins TWMC Trust (the “Trust”), Mr. Thomas Simpson and the other parties thereto entered into a Voting Agreement (the “Voting Agreement”) setting forth their agreements and understandings with respect to how shares of the Company’s capital stock held by the parties thereto will be voted with respect to (i) amending the Articles of Incorporation of the Company to set the size of the Board of Directors of the Company (the “Board”) at three directors and (ii) the designation, election, removal, and replacement of members of the Board.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 (under the headings “Amendment No. 1 to Loan and Security Agreement,” “Subordinated Loan and Security Agreement,” and “Contingent Value Rights Agreement”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 (under the heading “Common Stock Purchase Warrant”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          The Company announced that, effective March 30, 2020, each of Messrs. Michael Feurer, Jeff Hastings, Robert Marks, Michael Nahl and Michael Solow resigned as directors of the Company.  Their resignations are not as a result of any disagreement with the Company.

The Company also announced that effective March 30, 2020, Michael Feurer, Chief Executive Officer of the Company, is no longer employed by the Company.  Mr. Feurer will receive the benefits described under paragraph 6 of his Amended and Restated Employment Agreement, dated as of February 26, 2019, filed as Exhibit 10.1 to Form 8-K filed by the Company on March 4, 2019.

(d)          The Company announced that, effective March 30, 2020, in accordance with the Voting Agreement described in Item 1.01 of this Current Report on Form 8-K, Messrs. Jonathan Marcus and Thomas Simpson, have been appointed as directors of the Company.

Mr. Marcus is the Chairman of one of the Lenders (i) under the Subordinated Loan Agreement, (ii) receiving Warrants and (iii) party to the CVR Agreement, each as described in Item 1.01 of this Current Report on Form 8-K.

Mr. Simpson is the Managing Member of one of the Lenders (i) under the Subordinated Loan Agreement, (ii) receiving Warrants and (iii) party to the CVR Agreement, each as described in Item 1.01 of this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 30, 2020, the bylaws of the Company were amended by the Board (such amendment, the “Bylaws Amendment”).  The Bylaws Amendment implements certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the Subordinated Loan Agreement, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On March 31, 2020, the Company issued a press release regarding the matters set forth in this Form 8-K.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

3.1	Bylaws Amendment
4.1	Common Stock Purchase Warrants
4.2	Voting Agreement
10.1	Amendment No. 1 to Loan and Security Agreement
10.2	Subordinated Loan and Security Agreement
10.3	Contingent Values Rights Agreement
99.1	Press Release of Trans World Entertainment Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

/s/ Edwin Sapienza
Date: March 31, 2020
Name Edwin Sapienza
Title Chief Financial Officer